UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2013

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Paseo Padre Parkway, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 25, 2013, WaferGen Bio-systems, Inc. (the “Company”), WaferGen Biosystems (M) Sdn. Bhd., a subsidiary of the Company (“WGBM”), and Malaysian Technology Development Corporation Sdn. Bhd. (“MTDC”) entered into an agreement to liquidate WGBM (the “Agreement”).

Pursuant to the terms of the Agreement, certain promissory notes (the “Malaysia Notes”), which were issued in August 2013 by the Company in favor of WGBM in consideration of WGBM’s cancellation of the Company’s obligations under a term loan owing to WGBM, will be divided in increments of $100,000 each, of which the Company will receive 14 and MTDC the remaining 52.  At any time prior to their maturity date, the Company may issue MTDC shares of the Company’s common stock with a value, based on the average closing price in the preceding 30 days, equal to the face value of their notes.  The remaining net assets of WGBM of approximately $300,000 will be distributed 22.42% to the Company and 77.78% to MTDC.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the liquidation of WGBM, the Company will be required to record Malaysia Notes with an aggregate face value of $5.2 million as debt, net of debt discount initially estimated to be approximately $3 million, on its balance sheet, with an offsetting reduction in derivative liabilities and temporary equity.  See Item 1.01 of this Current Report on Form 8-K with respect to the Malaysia Notes, which information is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
10.1
Agreement dated October 25, 2013, by and among WaferGen Biosystems (M) Sdn. Bhd., WaferGen Bio-systems, Inc. and Malaysian Technology Development Corporation Sdn. Bhd. (incorporated by reference to Exhibit 10.30 to the Company’s Registration Statement on Form S-1 filed on October 31, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: October 31, 2013	By:	/s/ JOHN HARLAND
John Harland
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Agreement dated October 25, 2013, by and among WaferGen Biosystems (M) Sdn. Bhd., WaferGen Bio-systems, Inc. and Malaysian Technology Development Corporation Sdn. Bhd. (incorporated by reference to Exhibit 10.30 to the Company’s Registration Statement on Form S-1 filed on October 31, 2013)